Exhibit 21.1
LIST OF SUBSIDIARIES OF MEDPACE HOLDINGS, INC.

Jurisdiction of Organization                Entity Name
Delaware                        Medpace Acquisition, Inc.
Delaware                        Medpace IntermediateCo, Inc.
Ohio                             Imagepace, LLC
Ohio                             Medpace Clinical Pharmacology LLC
Ohio                             Medpace, Inc.
Ohio                             Medpace Reference Laboratories LLC